EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Gasco Energy, Inc. on Form S-8 of our report dated March 27, 2003, appearing in the Annual Report on Form 10-K of Gasco Energy, Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
Denver, Colorado
June 6, 2003